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                                    EXHIBIT A

                     RECENT TRANSACTIONS IN THE COMMON STOCK
                       OF NORTHSTAR HEALTH SERVICES, INC.
                        BY THE PERSONS NAMED IN ITEM 5(a)


Identity of the Person:   Date of Transaction     Number of Shares        Price Per Share      Where and How the
                                                                                               Transaction was
                                                                                               Effected
Thomas W. Zaucha               12/16/96                10,000                 $1.50                  Purchase
                               12/17/96                15,000                 $1.50                  Purchase
                               12/20/96                25,000                 $1.50                  Purchase
                               12/20/96                25,000                 $1.28                  Purchase

Basil Asciutto                  1/2/97                 10,000                 $1.375                 Purchase
Chief Operating
Officer, Commonwealth

Basil Asciutto, Chief           1/15/97                10,000                 $1.75                  Purchase
Operating Officer,
Commonwealth

John Robinson,                  1/15/97                35,000                 $1.75                    Sale
Director, Commonwealth
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